DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                               1933 Act              1940 Act
                                               Reg. Number           Reg. Number

IDS Bond Fund, Inc.                            2-51586               811-2503
IDS California Tax-Exempt Trust                33-5103               811-4646
IDS Discovery Fund, Inc.                       2-72174               811-3178
IDS Equity Select Fund, Inc.                   2-13188               811-772
IDS Extra Income Fund, Inc.                    2-86637               811-3848
IDS Federal Income Fund, Inc.                  2-96512               811-4260
IDS Global Series, Inc.                        33-25824              811-5696
IDS Growth Fund, Inc.                          2-38355               811-2111
IDS High Yield Tax-Exempt Fund, Inc.           2-63552               811-2901
IDS International Fund, Inc.                   2-92309               811-4075
IDS Investment Series, Inc.                    2-11328               811-54
IDS Managed Retirement Fund, Inc.              2-93801               811-4133
IDS Market Advantage Series, Inc.              33-30770              811-5897
IDS Money Market Series, Inc.                  2-54516               811-2591
IDS New Dimensions Fund, Inc.                  2-28529               811-1629
IDS Precious Metals Fund, Inc.                 2-93745               811-4132
IDS Progressive Fund, Inc.                     2-30059               811-1714
IDS Selective Fund, Inc.                       2-10700               811-499
IDS Special Tax-Exempt Series Trust            33-5102               811-4647
IDS Stock Fund, Inc.                           2-11358               811-498
IDS Strategy Fund, Inc.                        2-89288               811-3956
IDS Tax-Exempt Bond Fund, Inc.                 2-57328               811-2686
IDS Tax-Free Money Fund, Inc.                  2-66868               811-3003
IDS Utilities Income Fund, Inc.                33-20872              811-5522

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.


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                                 Dated the 8th day of January, 1997.


/s/      H. Brewster Atwater, Jr.                    /s/      Melvin R. Laird
         H. Brewster Atwater, Jr.                             Melvin R. Laird


/s/      Lynne V. Cheney                             /s/      William R. Pearce
         Lynne V. Cheney                                      William R. Pearce


/s/      William H. Dudley                           /s/      Alan K. Simpson
         William H. Dudley                                    Alan K. Simpson


/s/      Robert F. Froehlke                          /s/      Edson W. Spencer
         Robert F. Froehlke                                   Edson W. Spencer


/s/      David R. Hubers                             /s/      John R. Thomas
         David R. Hubers                                      John R. Thomas


/s/      Heinz F. Hutter                             /s/      Wheelock Whitney
         Heinz F. Hutter                                      Wheelock Whitney


/s/      Anne P. Jones                               /s/      C. Angus Wurtele
         Anne P. Jones                                        C. Angus Wurtele